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                                                                    EXHIBIT 23.4

                        (HENRY & PETERS, PC LETTERHEAD)

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Franklin Bank Corp.

We consent to the use of our report dated November 6, 2002, on the consolidated financial statements of Jacksonville Bancorp, Inc. and subsidiaries as of September 30, 2002 and 2001, and for each of the years in the three-year period ended September 30, 2002, in Amendment No. 1 to Franklin Bank Corp.'s Form S-1 registration statement No. 333-108026.

We also consent to the reference to us under the heading of "Experts" in such registration statement.


                                             /s/ HENRY & PETERS, P.C.

                                             HENRY & PETERS, P.C.


Tyler, Texas
October 10, 2003